Exhibit 10.13

业务合作协议

Business Cooperation Agreement

本业务合作协议（下称“本协议”）由以下双方于 2022年 1 月18日在中华人民共和国（下称“中国”）深圳签署。

This Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on January 18, 2022_ in Shenzhen, the People’s Republic of China (“China” or the “PRC”).

甲方：         芯领域（深圳）发展有限公司

地址：	深圳市福田区梅华路105号国际电子商务产业园科技楼102室

Party A: Components Zone (ShenZhen) Development Limited1

Address:	Room 102, Technology Building, International e-Commerce Industrial park, 105 Meihua Rd, Futian District, Shenzhen

乙方：	深圳拍明电子有限公司

地址：	深圳市福田区梅华路105号国际电子商务产业园科技楼302室

Party B: Shenzhen Pai Ming Electronics Co., Ltd.2

Address:	Room 302, Technology Building, International e-Commerce Industrial park, 105 Meihua Rd, Futian District, Shenzhen

甲方和乙方以下各称为“一方”，合称为“双方”。

Each of Party A and Party B shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

1 For identification purpose only.

2 For identification purpose only.

鉴于：

Whereas,

1.	甲方是一家在中国成立的外商独资企业，主要经营网络系统、信息系统技术开发，电子产业贸易、智能仓储、智慧物流、综合供应链管理等业务；

Party A is a WFOE (Wholly Foreign Owned Enterprise) established in China, mainly engaging in business consultation, network system, technological development of information system, electronic business trading, intelligent warehousing, smart logistics, comprehensive supply chain in import and export services, etc.;

2.	乙方是一家在中国成立的有限责任公司，主要为电子产业提供互联网相关服务；

Party B is a limited company established in China, mainly engaging in providing network services for electronics industry through the website;

3.	乙方同意在本协议期间向甲方提供电子产业互联网服务，甲方同意接受乙方按本协议条款的规定提供的服务。

Party B is willing to provide Party A with network services of electronics industry during the term of this Agreement, and Party A is willing to accept such services provided by Party B, each on the terms set forth herein.

4.	据此，甲方和乙方经协商一致，达成如下协议：

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	服务提供

Services Provided by Party B

1.1	按照本协议条款和条件，甲方在此委任乙方在本协议期间向甲方或其关联方提供相关服务，包括但不限于以下内容：

Party A hereby appoints Party B to provide Party A or its affiliates with relevant services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the following:

商务咨询、网站信息推送、供求信息撮合服务、线上广告宣传、软件定制、数据分析、网站经营等深度垂直服务等业务。

Business Consultation, Website Information Push, Matching Services of Supply and Demand Information, Online Advertising, Software Customization, Data Analysis, Website Operation and other In-Depth Vertical Services.

1.2	服务的提供方式

The Methods of Service-Providing

通过乙方的平台实施线上、线下数据推送。

Push online & offline data through Party B’s platform.

2.	服务的价格和支付方式

Service Fee and Payment Methods

2.1	在本协议有效期内，甲方应向乙方支付的费用应按如下方式计算：

The fees payable by Party A to Party B during the term of this Agreement shall be calculated as follows:

2.1.1	就乙方向甲方或其关联方提供的服务，甲方应每月向乙方支付服务费。服务费由基础服务费和变动服务费两部分构成，其中固定服务费为含税￥100,000元，变动服务费根据服务当期乙方实际履行需求内容服务来确定。

For the services provided by Party B to Party A or its affiliates, Party A shall pay Party B the service fees monthly. The service fees consist of two parts: the basic service fee and the variable service fee. The fixed service fee is RMB 100,000 including tax, and the variable service fee is determined in accordance with the actual performance of the required services by Party B during the service period.

2.1.2	每月末甲乙双方根据当期变动部分的服务内容进行对账确认。

Party A and Party B shall determine the consideration with respect to the variable service fee in the current period at the end of the month.

2.1.3	除了服务费以外，甲乙双方应自行承担其履行或提供服务时所支付或发生的或与之有关的任何形式的费用。

Except for the service fee, Party A and Party B shall be responsible for the fees paid or incurred or related to in any form when they perform their obligation and provide services.

2.1.4	双方各自承担其签署及履行本协议所应依法缴纳的税费。

Each Party shall bear the taxes related to its execution and performance of this Agreement.

3.	知识产权和保密条款

Intellectual Property Rights and Confidentiality Clauses

3.1	双方为本协议之目的而分别提供的任何和所有知识产权（包括但不限于著作权、专利权、专利申请权、软件、技术秘密、商业机密及其他）并不因本协议项下的合作而改变其权利归属；甲方是由此合作基础上双方产生的任何专有权和知识产权（包括但不限于商标、专有技术、商业秘密及其他）的唯一所有者。

The ownership of any and all intellectual properties provided by both parties for the purpose of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others, shall not be changed due to the cooperation under this Agreement. Party A has the sole ownership in any exclusive rights and intellectual property rights (including but not limited to trademarks, know-how, trade secrets and others) generated by both parties on the basis of this cooperation.

3.2	乙方同意向甲方或其关联方提供并且同意甲方或其关联方收集和使用乙方所提供的信息，以在符合适用的法律法规及监管要求的前提下用于甲方或其关联方自身经营的目的。乙方将根据甲方或其关联方的要求提供与其自身经营活动相关的信息，并保证其收集、存储、处理以及向甲方或其关联方提供该等信息的行为均合法合规，且其向甲方或其关联方提供的任何信息都是真实、准确、最新、完整且无重大遗漏的。乙方保证并承诺其拥有充分的权利向甲方或其关联方提供并允许甲方或其关联方按本协议约定收集和使用该等信息。如向甲方或其关联方提供信息需要取得任何第三方授权或政府部门的批准的，乙方应当确保在向甲方或其关联方提供该等信息前已取得合法有效的第三方授权或政府部门的批准。如果开发是基于乙方的知识产权进行的，则乙方应确保该知识产权是明确的，没有任何缺陷，否则乙方应赔偿甲方由此产生的一切损失；如果甲方因此而对第三方负有责任，且已向第三方赔偿，则乙方应向甲方全额赔偿。

Party B agrees to provide Party A or its affiliates, and agrees that Party A or its affiliates collect and use the information of Party B for the purposes of Party A or its affiliates' own business, subject to applicable laws, regulations and regulatory requirements. Party B shall provide such information, related to Party A or its affiliates' business, at the request of Party A and guarantee that Party B collect, store, process or provide the information in compliance with applicable laws and regulations, and that any information provided to Party A is true, accurate, complete, up to date and free from material omission. Party B warrants and undertakes that it has full right to provide Party A with the information and allow Party A to collect and use such information as agreed herein. If the provision of information to Party A requires any authorization of any third party or any approval from the governmental authorities, Party B shall ensure that it has obtained the lawful and valid authorization of such third party and approval from the governmental authorities before providing such information to Party A. If the development is based on Party B’s intellectual property rights, Party B shall ensure that the intellectual property rights are clear and free of any defects, otherwise Party B shall compensate Party A for all losses arising therefrom; if Party A is therefore liable to a third party, and has already compensated the third party, then Party B shall compensate Party A in full.

3.3	双方承认及确认有关本协议、本协议内容以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。双方应对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三方披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、董事、员工、法律或财务顾问披露之信息，而该股东、董事、员工、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方股东、董事、员工或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and it shall not disclose any relevant confidential information to any third party without obtaining the written consent of the other Party, except for the information that: (a) is or will be known by the public (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.	陈述、保证和承诺

Representations, Warranties and Covenants

4.1	甲方陈述、保证和承诺如下：

Party A hereby represents, warrants and covenants as follows:

4.1.1	甲方是按照中国法律合法成立并有效存续的外商独资公司。

Party A is a WFOE legally established and validly existing in accordance with the PRC law.

4.1.2	甲方已采取必要的公司行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署、交付和履行本协议；甲方对本协议的签署、交付和履行并不违反法律法规的明确规定。

Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government authorities (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.1.3	本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2	乙方陈述、保证和承诺如下：

Party B hereby represents, warrants and covenants as follows:

4.2.1	乙方是按照中国法律合法成立且有效存续的有限责任公司，乙方获得并将维持从事其业务所需的全部政府许可、证照。

Party B is a limited company legally established and validly existing in accordance with the PRC law and has obtained and will maintain all permits and licenses for engaging in the its business in a timely manner.

4.2.2	乙方已采取必要的公司行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署、交付和履行本协议；乙方对本协议的签署、交付和履行并不违反法律法规的明确规定。

Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government authorities (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3	本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

4.2.4	不存在将影响乙方履行本协议项下义务的、已经发生且尚未了结的诉讼、仲裁或其他司法或行政程序，而且据其所知无人威胁将采取上述行动。

There is no pending or, to the knowledge of Party B, threatened litigation, arbitration or other judicial or administrative proceedings that would affect Party B’s performance of its obligations under this Agreement.

4.2.5	乙方在提供服务时应遵守所有适用的法律法规和行业准则，包括但不限于网络安全、个人信息保护与数据安全等方面的规定。

Party B shall comply with all applicable laws, regulations and industry guidelines when providing the services, including but not limited to regulations on network security, personal information protection and data security, etc.

5.	协议的生效和期限

Effectiveness and Term of Agreement

5.1	本协议自双方正式签署之日起生效，有效期1年；除非本协议明确约定或甲方书面决定提前终止本协议。

This Agreement shall become effective upon execution by the Parties, and it shall be valid for one year. Unless early terminated in accordance with the provisions of this Agreement or terminated in writing by Party A.

5.2	在本协议终止之后，双方在第3.3、6、7条和本第5.2条下的权利和义务将继续有效。

The rights and obligations of the Parties under Sections 3.3, 6, 7 and this Section 5.2 shall survive the termination of this Agreement.

6.	适用法律和争议解决

Governing Law and Resolution of Disputes

6.1	本协议的订立、效力、解释、履行、修改和终止以及争议的解决适用中国的法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

6.2	因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。如果无法通过协商解决，则任何一方均可将有关争议向甲方注册地有管辖权的人民法院提起诉讼，诉讼产生的所有费用（包括但不限于律师费、诉讼费、保全费等）由败诉方承担。由该本协议适用中华人民共和国法律，排除冲突法的适用，法院出具的判决书对双方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute through negotiations, either party may file a lawsuit in the people's court with jurisdiction over the place where Party A is registered, and all costs incurred in the lawsuit (including but not limited to attorney fees, litigation fees, preservation fees, etc.) shall be borne by the losing party. This Agreement shall be governed by the laws of the People's Republic of China, excluding the application of conflict of laws, and the judgment issued by the court shall be binding on both parties.

6.3	因解释和履行本协议而发生任何争议或任何争议正在进行诉讼时，除争议的事项外，双方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	违约责任和赔偿

Breach of Agreement and Indemnification

7.1	任何一方严重违反本协议项下声明和保证和/或未按照本协议约定履行其在本协议下的义务即被视为违反了本协议的约定，应按本协议的规定承担违约责任。为避免疑义，若乙方实质性违反本协议项下所作的任何一项约定，甲方有权终止本协议和/或要求乙方给予损害赔偿；本第7.1条不应妨碍甲方在本协议下的任何其他权利。

Any party that materially breaches the representations and warranties hereunder and/or fails to perform its obligations hereunder as agreed herein shall be deemed to have breached this Agreement and shall be liable for breach of contract as stipulated herein. For the avoidance of doubt, if Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Party A herein.

7.2	除非法律另有规定，乙方在任何情况下均无权利单方终止或解除本协议。

Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement unilaterally in any event.

7.3	就乙方根据本协议向甲方提供的服务所产生或引起的针对甲方的诉讼、请求或其他要求而招致的任何损失、损害、责任或费用都应由乙方补偿给甲方，以使甲方不受任何损害，除非该损失、损害、责任或费用是因甲方的重大过失或故意不当行为而产生的。

Party B shall indemnify and hold Party A harmless from any losses, damages, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party B to Party A pursuant to this Agreement, except where such losses, damages, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

8.	不可抗力

Force Majeure

8.1	若由于地震、台风、洪水、火灾、流行病、战争、罢工以及其他任何无法预见并且是受影响方无法防止亦无法避免的不可抗力事件（下称“不可抗力”），而直接致使本协议任何一方不能履行或不能完全履行本协议时，则受上述不可抗力影响的一方不对此不履行或部分履行承担责任。但该受影响方须立即毫不迟延地向另外一方发出书面通知，并须在发出该书面通知后十五（15）天内向另外一方提供不可抗力事件的详情，解释其此种不能履行、部份不能履行或需要迟延履行的原因。

In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within fifteen (15) days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2	若主张不可抗力的一方未能根据以上规定通知另一方并提供适当证明，其不得免于未能履行其在本协议项下义务的责任。受不可抗力影响的一方应作出合理的努力，以减低该不可抗力造成的后果，并在该不可抗力终止后尽快恢复履行所有有关义务。如受不可抗力影响的一方在因不可抗力而暂免履行义务的理由消失后未有恢复履行有关义务，该方应就此向另一方承担责任。

If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3	不可抗力发生时，双方应立即互相协商，以求达致公平解决方案，并须作出一切合理努力，尽量减低该不可抗力造成的后果。

In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall make all reasonable efforts to minimize the consequences of such Force Majeure.

9.	通知

Notices

9.1	本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在接收或拒收之日为有效送达日。

In the event of notices being given by personal delivery, by courier service or registered mail, or by postage prepaid, it shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2	通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

In the event of notices being given by facsimile transmission, it shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	为通知的目的，双方地址如下：

For the purpose of notices, the addresses of the Parties are as follows:

甲方：	芯领域（深圳）发展有限公司

Party A:	Components Zone (ShenZhen) Development Limited

地址：	深圳市福田区梅华路105号国际电子商务产业园科技楼102室

Address:	Room 102, Technology Building, International e-Commerce Industrial park, 105 Meihua Rd, Futian District, Shenzhen

收件人：	冯小丽

Attn:	Xiaoli Feng

电话：	0755-86036280

Tel.:	0755-86036280

邮件：	AD@HJETSCM.COM

Email:	AD@HJETSCM.COM

乙方：	深圳拍明电子有限公司

Party B:	Shenzhen Pai Ming Electronics Co., Ltd.

地址：	深圳市福田区梅华路105号国际电子商务产业园科技楼302室

Address:	Room 302, Technology Building, International e-Commerce Industrial park, 105 Meihua Rd, Futian District, Shenzhen

收件人：	甘欢欢

Attn:	Huanhuan Gan

电话：	0755-82710870

Tel.:	0755-82710870

邮件：	1198454482@QQ.COM

Email:	1198454482@QQ.COM

9.3	任何一方可按本条规定随时给另一方发出通知来改变其接收通知的地址。

Any Party may change its address for notices at any time by delivering a notice to the other Party in accordance with the terms hereof.

10.	协议的转让

Assignment

10.1	乙方不得将其在本协议项下的权利与义务转让给第三方，除非事先征得甲方的书面同意。

Party B shall not assign its rights and obligations under this Agreement to any third party without Party A’s prior written consent.

10.2	乙方在此同意，甲方可以向第三方转让其在本协议项下的权利和义务，并在该等转让发生时甲方仅需向乙方发出书面通知，并且无需再就该等转让征得乙方的同意。

Party B hereby agrees that Party A may assign its rights and obligations under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B and does not need any consent from Party B for such assignment.

11.	协议的分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及双方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	协议的修改、补充

Amendments and Supplements

双方可以书面协议方式对本协议做出修改和补充。经过双方签署的有关本协议的修改协议和补充协议是本协议组成部分，具有与本协议同等的法律效力。

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	完整合同

Entire Agreement

除了在本协议签署后所做出的书面修订、补充或修改以外，本协议构成本协议双方就本协议标的物所达成的完整合同，取代在此之前就本协议标的物所达成的所有口头或书面的协商、陈述和协议。

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

14.	弃权

Waivers

任何一方可以对本协议的条款和条件作出弃权，但必须经书面作出并经各方签字。一方在某种情况下就其他方的违约所作的弃权不应被视为该方在其他情况下就类似的违约已经对其他方作出弃权。

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

15.	语言和副本

Language and Counterparts

本协议以中文和英文书就，一式二份，甲乙双方各持一份。中英文版本如有冲突，应以中文版为准。

This Agreement is written in both Chinese and English language in two copies, with each Party holding one copy. In case of any conflict between the Chinese version and the English version, the Chinese version shall prevail.

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本业务合作协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Business Cooperation Agreement as of the date first above written.

甲方：芯领域（深圳）发展有限公司（章）

Party A: Components Zone (ShenZhen) Development Limited (seal)

签字：
By:	/s/ Duanrong Liu
姓名：	刘端蓉
Name:	Duanrong Liu
职位：	法定代表人
Title:	Legal Representative

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本业务合作协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Business Cooperation Agreement as of the date first above written.

乙方：深圳拍明电子有限公司（章）

Party B: Shenzhen Pai Ming Electronics Co., Ltd. (seal)

签字：
By:	/s/ Chao Chen
姓名：	陈超
Name:	Chao Chen
职位：	法定代表人
Title:	Legal Representative